UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2007
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-32837	75-2749762
(Commission File Number)	(IRS Employer Identification No.)
15305 DALLAS PARKWAY
SUITE 1600
ADDISON, TX 75001
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (972) 713-3500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement
Item 3.03 — Material Modification to Rights of Security Holders
Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Agreement and Plan or Merger
First Amendment to Rights Agreement
Press Release

Item 1.01 — Entry Into a Material Definitive Agreement.
On January 8, 2007, United Surgical Partners International, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of January 7, 2007 (the “Merger Agreement”) with UNCN Holdings, Inc. (“Parent”) and UNCN Acquisition Corp. (“Merger Sub”). Parent and Merger Sub are affiliates of Welsh, Carson, Anderson & Stowe X, L.P. (“Welsh Carson”).
Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock of the Company, other than those held in the treasury of the Company and those owned by Parent or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $31.05 per share in cash, without interest (the “Merger Consideration”). In addition, unless otherwise agreed between Parent and the holder thereof, each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions and the holder thereof will receive the Merger Consideration with respect to each share of restricted stock held by such holder, each restricted stock unit of the Company will be converted into the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company common stock subject to such unit, and the holders of each outstanding option to acquire a share of Company common stock will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option.
The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through 12:01 a.m. (EST) on February 17, 2007. After that time, the Company may continue discussions with any “Excluded Party,” defined as a party that submits a written proposal during the go-shop period that the Board of Directors or the special committee of the Board of Directors formed for the purpose of representing the Company in connection with the Merger (the “Special Committee”) (1) believes in good faith to be bona fide, (2) determines in good faith, after consultation with advisors, constitutes or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement, and (3) determines that the failure to take such action could violate its fiduciary duties.
In the Merger Agreement, the Company has made various representations and warranties concerning the Company and its operations and has made various covenants, including, among others, a “no-shop” restriction under which the Company may not, from and after 12:01 a.m. (EST) on February 17, 2007 (except with respect to any Excluded Party), (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions which permit the Company’s Board of Directors or Special Committee to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Additionally, subject to certain exceptions which permit the Company’s Board of Directors or Special Committee to comply with its fiduciary duties, the Company has agreed that its Board of Directors or Special Committee will not withdraw its recommendation that the Company’s stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operations of the Company’s business between execution of the Merger Agreement and the closing of the Merger.
Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but it is subject to customary closing conditions including (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal not solicited in violation of certain terms of the Merger Agreement. Should the Company choose to exercise its termination right in order to accept a superior proposal during the first 15 days of the go-shop period, the Company will not be obligated to provide Parent an opportunity to “match” such superior proposal prior to exercising its right of termination. In connection with a termination of the Merger Agreement to enter into a superior proposal and under certain other specified circumstances, the Company must pay a fee to WCAS Management Corporation, an affiliate of Parent, of $42.5 million, unless such termination is in connection with a superior proposal submitted by an Excluded Party, in which case the Company must pay a fee of $14.7 million to WCAS Management Corporation. In certain other specified circumstances, Parent may be required to pay the Company a termination fee equal to $29.3 million or $42.5 million, depending on the reason for such termination. The termination fee payable by Parent is guaranteed by Welsh Carson under a limited guarantee.
In addition, immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated as of June 13, 2001 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.
The foregoing descriptions of the Merger Agreement and the Rights Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto, and are incorporated herein by reference.
A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual, business or operational information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information Regarding the Merger will be Filed with the SEC
     In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by United Surgical Partners International, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to United Surgical Partners International, Inc., Investor Relations, 15305 Dallas Parkway, Suite 1600, Addison, TX 75001, telephone: (972) 713-3500 or on the Company’s website at www.UnitedSurgical.com.
     The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.

Item 3.03 — Material Modification to Rights of Security Holders.
The information provided in the seventh and eighth (with respect to the Rights Agreement Amendment only) paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.
Item 7.01 — Regulation FD Disclosure
On January 8, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.
Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 7, 2007 by and among United Surgical Partners International, Inc., UNCN Holdings, Inc. and UNCN Acquisition Corp.

4.1	First Amendment to Rights Agreement, dated January 7, 2007, by and between United Surgical Partners International, Inc. and American Stock Transfer & Trust Company, as successor to First Union National Bank, as Rights Agent.

99.1	Press Release dated January 8, 2007

SIGNATURES
     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Dated: January 8, 2007	By:	/s/ Mark A. Kopser
		Name:	Mark A. Kopser
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 7, 2007 by and among United Surgical Partners International, Inc., UNCN Holdings, Inc. and UNCN Acquisition Corp.

4.1	First Amendment to Rights Agreement, dated January 7, 2007, by and between United Surgical Partners International, Inc. and American Stock Transfer & Trust Company, as successor to First Union Bank, as Rights Agent.

99.1	Press Release dated January 8, 2007